                                                                   EXHIBIT 10(c)


                   AMENDMENT TO PERSONAL SERVICES AGREEMENT

     This Amendment (this "AMENDMENT") to that certain Personal Services Agreement and Acknowledgment of Termination of Executive Employment (the "PERSONAL SERVICES AGREEMENT") is effective as of January 1, 1999 by and between Ashworth, Inc., a Delaware corporation (the "COMPANY") and Gerald W. Montiel ("MONTIEL").

                                  BACKGROUND

     A. Montiel retired from his position as Chairman of the Board of Directors of the Company effective December 31, 1998.

     B.  The Personal Services Agreement provides, among other things, that
(i) Montiel will provide consulting services to the Board of Directors of the Company and (ii) all options held by him shall become immediately exercisable for a five-year period.

     C. Montiel holds an option granted on October 2, 1993 under the Company's Amended and Restated Incentive Stock Option Plan (the "INCENTIVE PLAN") which may not, by its terms and the terms of the Incentive Plan, remain exercisable for a five-year post-retirement period (i.e., until December 31, 2004).

     D. The parties wish to (i) terminate the option granted to Montiel on October 2, 1993 under the Incentive Plan, (ii) amend the terms of the Personal Services Agreement to exclude such option from the list of options to be exercisable for the five-year post-retirement period, and (iii) grant a new option to Montiel under the Company's Amended and Restated Nonqualified Stock Option Plan (the "NONQUALIFIED PLAN").

     NOW, THEREFORE, the parties agree as follows:

     1.  TERMINATION OF OPTION.  All outstanding stock options granted by the
         ---------------------
Company to Montiel under the Incentive Plan on October 2, 1993 are hereby terminated to the extent they have not yet been exercised. The parties acknowledge that one stock option to purchase 11,764 shares of the Company's Common Stock at an exercise price of $8.50 per share is terminated by this
Section 1.
---------

     2.  AMENDMENT TO PERSONAL SERVICES AGREEMENT.
         ----------------------------------------

         a. Section 8 (Stock Options) of the Personal Services Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

     "8.  Stock Options.  All options held by Montiel shall become immediately
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          exercisable for a period of five years pursuant to the terms of the
          1995 Agreement.  The following is a list of the options:
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               GRANT DATE         OPTION PRICE        NO. OF SHARES
               ----------         ------------        -------------
                10/02/93             $ 8.50               133,236
                01/22/96             $ 6.50                15,384
                01/22/96             $ 6.50                 5,241
                11/11/97             $10.1875               1,132
                11/11/97             $10.1875              18,868
                11/11/97             $10.1875               9,815
                11/11/97             $10.1875              10,185
                11/11/97             $10.1875               9,815
                11/11/97             $10.1875              10,185
                                                        ---------

                Total Options                             213,861."


         b. Except as expressly set forth in this Amendment all other terms of the Personal Services Agreement shall remain in full force and effect.

     3.  GRANT OF OPTION.
         ---------------

         a. The Company hereby grants to Montiel a stock option (the "OPTION") under the Nonqualified Plan to purchase shares of the Company's Common Stock upon the following terms and conditions:

         Option Grant Date:                           January 1, 1999

         Maximum Number of Shares of Common
         Stock Issuable Upon Exercise of Option:      11,764

         Purchase Price Per Share:                    $8.50

         Vesting Schedule:                            Fully Vested

         Expiration Date:                             December 31, 2004


         b.  Montiel has received a copy of the Nonqualified Plan.  This

Section 3 is subject in all respects to the applicable provisions of the
---------
Nonqualified Plan, which are incorporated herein by reference. In the case of any conflict between the provisions of the Nonqualified Plan and this Section 3,
                                                                      ---------
the provisions of the Nonqualified Plan shall control.

     4.  GOVERNING LAW.  This Agreement shall be governed by, interpreted
         -------------
under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made or to be performed wholly within the State of California.

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     5.  COUNTERPARTS.  This Amendment may be executed in any number of
         ------------
counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.


     6.  FACSIMILE.  This Amendment may be executed and delivered by facsimile
         ---------
and, upon such execution and delivery, shall have the same force and effect as an originally executed instrument.

          IN WITNESS WHEREOF, the Company and Montiel have executed this Agreement effective as of the date first above written.



                              ASHWORTH, INC.,
                              A DELAWARE CORPORATION


                              By:  /s/ RANDALL L. HERREL
                                   -----------------------------------
                                   Randall L. Herrel
                                   President and Chief Executive Officer



                                   /s/ GERALD W. MONTIEL
                                   -----------------------------------
                                   Gerald W. Montiel

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